SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

Post Properties, Inc.
Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia
Georgia
(State or other jurisdiction of incorporation)

1-12080
0-28226
(Commission File Number)

58-1550675
58-2053632
(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)

Registrant’s telephone number, including area code     (404) 846-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 EARNING RELEASE
EX-99.2 SUPPLEMENTAL FINANCIAL DATA

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (c)       Exhibits

Exhibit
Number	Description

99.1	Earnings Release
99.2	Supplemental Financial Data

Item 12.     Disclosure of Financial Results and Financial Condition.

      On August 4, 2003, Post Properties, Inc. (the “Company” and together with Post Apartment Homes, L.P., the “Registrants”) issued an Earnings Release and Supplemental Financial Data announcing its financial results for the quarterly period ended June 30, 2003. The Earnings Release and Supplemental Financial Data contain information about the Registrants’ financial condition and results of operations for the quarterly and year to date period ended June 30, 2003. A copy of the Earnings Release is attached hereto as Exhibit 99.1. A copy of the Supplemental Financial Data is attached hereto as Exhibit 99.2.

      The Company uses certain non-GAAP financial measures in the Earnings Release and Supplemental Financial Data. The Registrants believe that these measures are helpful to investors in measuring performance and/or liquidity and comparing such performance and/or liquidity to other real estate investment trusts (“REITs”). A description of these measures and the reasons why the Registrants believe such measures are useful are set forth below.

Funds from operations (“FFO”)

      The Registrants use FFO as an operating measure. The Registrants use the National Association for Real Estate Investment Trusts (“NAREIT”) definition of Funds From Operations (“FFO”). FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO is a supplemental non-GAAP financial measure. FFO presented in the Company’s Earnings Release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Registrants’ FFO is comparable to the FFO of real estate companies that use the current NAREIT definition. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Registrants agree with the concept of FFO and appreciate the reasons surrounding its creation, they believe that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Registrants believe FFO is a useful supplemental measure for comparing the Registrants’ results to those of other equity REITs. The Registrants believe that the line on the Registrants’ consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO. The Registrants also compute a dividend payout ratio using dividends declared during the quarter divided by FFO per diluted share in order to provide investors with one alternate earnings measure to compare the relationship of FFO to the Registrants’ quarterly dividends and distributions.

Funds Available for Distribution (“FAD”)

      The Registrants use Funds Available for Distribution (“FAD”) as an operating measure. FAD is defined as FFO less capital expenditures funded by operations. FAD is a supplemental non-GAAP financial measure. The Registrants believe that FAD is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund its cash needs through earnings, including debt service requirements, construction and development expenditures and dividends and distributions. In addition, since most equity REITs provide FAD information to the investment community, the Registrants believe FAD is a useful supplemental measure for comparing the Registrants to other equity REITs. The Registrants believe that the line on the Registrants’ consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FAD. The Registrants also compute a dividend payout ratio using dividends declared during the quarter divided by FAD per diluted share in order to provide investors with one alternate earnings measure to compare the relationship of FAD to the Registrants’ quarterly dividends and distributions.

Net Operating Income

      The Registrants use Net Operating Income (“NOI”), including Same Store NOI and Same Store NOI by market, as an operating measure. Net Operating Income is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). Net Operating Income is a supplemental non-GAAP financial measure. The Registrants believe that Net Operating Income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the Registrants, in evaluating the performance of geographic operations, Same Store groupings and individual properties. Additionally, the Registrants believe that Net Operating Income, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Registrants believe that the line on the Registrants’ consolidated statement of operations entitled “income (loss) from continuing operations before equity in losses of unconsolidated entities, gains on property sales and minority interest” is the most directly comparable GAAP measure to Net Operating Income.

Same Store Capital Expenditures

      The Registrants use Same Store Recurring and Non-Recurring Capital Expenditures as cash flow measures. Same Store Recurring and Non-Recurring Capital Expenditures are supplemental non-GAAP financial measures. The Registrants believe that Same Store Recurring and Non-Recurring Capital Expenditures are important indicators of the costs incurred by the Registrants in maintaining Same Store communities. The corresponding GAAP measures include information with respect to the Registrants’ other operating segments consisting of communities stabilized in the prior year, lease-up communities, and sold communities in addition to Same Store information. Therefore, the Registrants believe that the Registrants’ presentation of Same Store Recurring and Non-Recurring Capital Expenditures is necessary to demonstrate Same Store replacement costs over time. The Registrants believe that the most directly comparable GAAP measure to Same Store Recurring and Non-Recurring Capital Expenditures are the lines on the Registrants’ consolidated statements of cash flows entitled “recurring capital expenditures” and “non-recurring capital expenditures.”

Net Income, FFO and FAD Excluding Certain Charges

      The Registrants use Net Income, FFO and FAD excluding one-time severance, proxy and impairment charges as operating measures. Net Income, FFO and FAD excluding one-time severance, proxy and impairment charges, are supplemental non-GAAP financial measures. The Registrants report Net Income, FFO and FAD excluding certain one-time, non-cash charges as alternative financial measures of core operating performance. The Registrants believe Net Income, FFO and FAD before one-time, non-cash charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such charges. The Registrants further believe that one-time, non-cash charges of the nature incurred in the first and second quarter of 2003 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. In addition, the Registrants believe the investment and analyst communities desire to understand the meaningful components of the Registrants’ performance and that these non-GAAP measures assist in providing such supplemental measures. The Registrants believe that the most directly comparable GAAP financial measures to each of Net Income, FFO and FAD, excluding certain one-time, non-cash charges, is the line on the Registrants’ consolidated statements of operations entitled “net income available to common shareholders.” The Registrants compute dividend payout ratios using dividends declared during the quarter divided by FFO and FAD per diluted share, excluding certain one-time, non-cash charges in order to provide investors with alternate earnings measures to compare the relationship of FFO and FAD, excluding certain one-time, non-cash charges, to the Registrants’ quarterly dividends and distributions.

Debt Statistics and Debt Ratios

      The Registrants use a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (unadjusted and adjusted for joint venture partner’s share of debt); (4) a ratio of consolidated debt to total assets; (5) a ratio of secured debt to total assets; (6) a ratio of total unencumbered assets to unsecured debt; and (7) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Registrants’ debt agreements, including, among others, the Registrants’ revolving line of credit and the Registrants’ senior unsecured notes. In addition, the Registrants present these measures because their degree of leverage could affect their ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Registrants use these measures internally as an indicator of liquidity and the Registrants believe that these measures are also utilized by the investment and analyst communities to better understand the Registrants’ liquidity.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: August 5, 2003.

POST PROPERTIES, INC

By:	/s/	David P. Stockert

David P. Stockert President and Chief Executive Officer

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: August 5, 2003.

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC., as General Partner

By:	/s/	David P. Stockert

David P. Stockert President and Chief Executive Officer

EXHIBIT INDEX

Earnings	Description

99.1	Earnings Release
99.2	Supplemental Financial Data